United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2007

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)		89119-3720 (Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 5, 2007, the Board of Directors of Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) elected Phillip C. Peckman as a Director of the Company.  Mr. Peckman qualifies as an independent director pursuant to Nasdaq listing requirements. The Board of Directors of the Company has appointed Mr. Peckman as a member of the Governance Committee, the Audit Committee and the Compensation Committee.

Mr. Peckman is an Attorney and Certified Public Accountant.  He practiced law and was the managing partner of the Las Vegas office of McGladrey and Pullen, a national accounting firm.  Mr. Peckman joined the Las Vegas-based Greenspun family in 1990 as the Chief Operating Officer of The Greenspun Corporation.  He was later appointed President and Chief Executive Officer of The Greenspun Corporation and retired in 2006 and has held a Nevada non-restricted gaming license for 10 years.  Mr. Peckman earned Economic and Political Science Degrees from Creighton University in Omaha, Nebraska, an Accounting degree from the University of Iowa, and a Juris Doctorate from Drake Law School in Des Moines, Iowa.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: June 8, 2007

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer